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                                                                      EXHIBIT 23





                        Consent of KPMG Peat Marwick LLP





The Board of Directors and Stockholders
Alberto-Culver Company:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-36051, 33-47748, 33-62693, 33-62699 and 33-62701) of
Alberto-Culver Company of our reports dated October 30, 1995, relating to the consolidated balance sheets of Alberto-Culver Company and subsidiaries as of September 30, 1995 and 1994 and the related consolidated statements of earnings, retained earnings and cash flows and related schedule for each of the years in the three year period ended September 30, 1995 which reports appear or are incorporated by reference in the September 30, 1995 annual report on Form 10-K of Alberto-Culver Company.



                                                       /s/ KPMG PEAT MARWICK LLP

                                                       KPMG PEAT MARWICK LLP





    Chicago, Illinois
    December 13, 1995